Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of Envision Solar International, Inc. of our report dated March 30, 2020, on the financial statements of Envision Solar International, Inc. for the years ended December 31, 2019 and 2018, included in Form 10-K filed on March 30, 2020, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

May 26, 2020